EXHIBIT 99.1

PRESS RELEASE

NASDAQ:	CHFC
FOR RELEASE:	IMMEDIATE
DATE:	April 21, 2003

CONTACT:	David B. Ramaker President & CEO Chemical Financial Corporation 989/839-5269

Lori A. Gwizdala Executive Vice President & Chief Financial Officer Chemical Financial Corporation 989/839-5358

CHEMICAL FINANCIAL CORPORATION
ANNOUNCES
FIRST QUARTER OPERATING RESULTS

          Midland, Michigan - Aloysius J. Oliver, Chairman of Chemical Financial Corporation, today announced first quarter net income of $14.0 million or $.59 per diluted share, up $.3 million as compared with net income of $13.7 million, or $.58 per diluted share for the first quarter of 2002. This represents an increase of 1.7% in earnings per share and a 2.2% increase in net income for the first quarter 2003. The returns on average assets and average equity during the first quarter of 2003 were 1.59% and 13.1%, respectively, as compared with 1.57% and 14.1%, respectively, for the first quarter of 2002.

          Net interest income decreased $1.1 million, or 3.0%, to $35.1 million in the first quarter of 2003, as compared to the first quarter 2002. The decrease, in part, was due to the low interest rate environment and the decrease in the yield on our earning assets which is outpacing the decrease in our cost of funds. The Corporation's earnings were positively affected by an increase in noninterest income of $.6 million, or 7.4%. This increase was primarily due to higher service charge income of $1.3 million. A reduction in operating expenses of $.7 million, or 2.8%, also had a positive effect on earnings.

PRESS RELEASE

April 21, 2003

          Total assets of the Corporation at March 31, 2003 were $3.61 billion, up 2.6% over the $3.52 billion in total assets reported at March 31, 2002. Total deposits at March 31, 2003 were $2.90 billion, up 2.8% over total deposits of $2.82 billion at March 31, 2002. Total loans increased 2.2% during the latest twelve months, from $2.09 billion at March 31, 2002, to $2.13 billion in outstanding loans at March 31, 2003.

          The Corporation's provision for loan losses for the quarter ended March 31, 2003 was $295 thousand as compared to net loan losses of $274 thousand. As of March 31, 2003, the allowance for loan losses was $30.7 million and represented 1.44% of total loans. Non-performing loans were $11.2 million, or .52% of total loans at the current quarter-end.

          Shareholders' equity at March 31, 2003 was $437 million, or $18.45 per share, and represented 12.1% of total assets and a tangible equity to asset ratio of 11.1% as of March 31, 2003.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company's three subsidiary banks operate 129 "Chemical Bank" offices and 2 loan production offices spread over 32 counties in the lower peninsula of Michigan.

          Chemical Financial Corporation common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Financial 100 index.

RELEASE

April 21, 2003

Forward Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interests rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands)	March 31, 2003	December 31, 2002	March 31, 2002
Assets:
Cash and demand deposits due from banks	$114,023	$148,112	$116,846
Federal funds sold	32,400	69,900	112,925
Interest-bearing deposits with unaffiliated banks	18,674	53,135	75,200

Investment securities taxable	1,171,406	1,076,292	977,058
Investment securities nontaxable	51,672	51,690	57,922
Total Investment Securities	1,223,078	1,127,982	1,034,980

Commercial loans	325,673	327,438	314,831
Real estate construction loans	106,384	108,589	129,254
Real estate commercial loans	506,243	481,084	451,947
Real estate residential loans	691,626	648,286	691,397
Consumer loans	501,767	509,789	498,610
Total Loans	2,131,693	2,075,186	2,086,039
Less: Allowance for loan losses	30,693	30,672	30,890
Net Loans	2,101,000	2,044,514	2,055,149

Premises and equipment	41,841	42,767	43,192
Intangible assets	40,060	40,489	42,711
Other assets	42,423	41,994	40,782
Total Assets	$3,613,499	$3,568,893	$3,521,785

Liabilities and Shareholders' Equity:
Noninterest-bearing deposits	$448,585	$475,933	$417,469
Interest-bearing deposits	2,455,517	2,371,339	2,406,780
Total Deposits	2,904,102	2,847,272	2,824,249
FHLB borrowings	153,591	157,393	167,545
Other borrowings - short term	83,348	104,212	103,950
Interest payable and other liabilities	35,418	29,677	33,808
Total Liabilities	3,176,459	3,138,554	3,129,552

Shareholders' Equity:
Common stock, $1 par value	23,690	23,684	22,539
Surplus	325,096	325,149	290,660
Retained earnings	70,812	62,721	73,079
Accumulated other comprehensive income	17,442	18,785	5,955
Total Shareholders' Equity	437,040	430,339	392,233
Total Liabilities and Shareholders' Equity	$3,613,499	$3,568,893	$3,521,785

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Three Months Ended March 31,
(In thousands, except per share data)	2003	2002
Interest Income:
Interest and fees on loans	$36,414	$40,510
Interest on investment securities:
Taxable	10,680	11,994
Nontaxable	677	782
Total Interest on Securities	11,357	12,776
Interest on federal funds sold	336	692
Interest on deposits with unaffiliated banks	139	263
Total Interest Income	48,246	54,241

Interest Expense:
Interest on deposits	10,840	15,542
Interest on FHLB borrowings	2,113	2,210
Interest on other borrowings - short term	169	266
Total Interest Expense	13,122	18,018
Net Interest Income	35,124	36,223
Provision for loan losses	295	653
Net Interest Income after
Provision for Loan Losses	34,829	35,570

Noninterest Income:
Service charges on deposit accounts	3,891	2,635
Trust services revenue	1,727	1,681
Other charges and fees for customer services	1,915	1,782
Mortgage banking revenue	1,547	2,556
Investment securities gains (losses)	184	(45)
Other	50	62
Total Noninterest Income	9,314	8,671

Operating Expenses:
Salaries and employee benefits	13,689	13,744
Occupancy and equipment	4,013	4,077
Other	5,324	5,858
Total Operating Expenses	23,026	23,679
Income Before Income Taxes	21,117	20,562
Federal income taxes	7,103	6,852
Net Income	$14,014	$13,710

Net income per share:
Basic	$0.59	$0.58
Diluted	0.59	0.58

Cash dividends per share	0.25	0.23

Average shares outstanding:
Basic	23,696	23,658
Diluted	23,740	23,715

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	Three Months Ended March 31,
	2003	2002
Average Balances
Total assets	$3,574,354	$3,545,676
Total interest-earning assets	3,398,914	3,328,868
Total loans	2,100,747	2,135,900
Total deposits	2,861,776	2,843,348
Total shareholders' equity	433,989	393,520

	Three Months Ended March 31,
	2003	2002
Key Ratios (annualized where applicable)
Net interest margin	4.25%	4.48%
Efficiency ratio	51.3%	52.1%
Return on average assets	1.59%	1.57%
Return on average shareholders' equity	13.1%	14.1%
Average shareholders' equity as a
percent of average assets	12.1%	11.1%
Tangible shareholders' equity as a
percent of total assets	11.1%	10.0%
Total risk-based capital ratio	18.7%	18.0%

	March 31,
	2003	2002
Credit Quality Statistics
Nonaccrual loans	$5,730	$9,895
Loans 90 or more days past due
and still accruing	5,442	3,519
Restructured loans	-	-
Total nonperforming loans	11,172	13,414
Repossessed assets acquired (RAA)	4,590	1,159
Total nonperforming assets	15,762	14,573
Net loan charge-offs	274	757

Allowance for loan losses as a
percent of total loans	1.44%	1.48%
Allowance for loan losses as a
percent of nonperforming loans	275%	230%
Nonperforming loans as a
percent of total loans	0.52%	0.64%
Nonperforming assets as a
percent of total loans plus RAA	0.74%	0.70%
Net loan charge-offs as a
percent of average loans	0.05%	0.14%

	March 31,
	2003	2002
Additional Data
Goodwill	$27,940	$27,940
Core deposit intangibles	9,592	11,322
Mortgage servicing rights	2,528	3,448
Amortization of intangibles	808	745

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	1st Qtr. 2003	4th Qtr. 2002	3rd Qtr. 2002	2nd Qtr. 2002	1st Qtr. 2002
Summary of Operations
Interest income	$48,246	$51,036	$52,475	$53,292	$54,241
Interest expense	13,122	14,673	16,076	16,585	18,018
Net interest income	35,124	36,363	36,399	36,707	36,223
Provision for loan losses	295	1,013	747	1,352	653
Net interest income after provision
for loan losses	34,829	35,350	35,652	35,355	35,570
Noninterest income	9,314	9,275	8,588	8,000	8,671
Noninterest expense	23,026	23,692	23,134	23,021	23,679
Income taxes	7,103	7,251	7,088	6,799	6,852
Net income	14,014	13,682	14,018	13,535	13,710

Per Common Share Data
Net income:
Basic	$0.59	$0.58	$0.59	$0.57	$0.58
Diluted	0.59	0.57	0.59	0.57	0.58
Cash dividends	0.25	0.23	0.23	0.23	0.23
Book value	18.45	18.17	17.78	17.19	16.57